                                                                    Exhibit 99.1


FOR IMMEDIATE RELEASE


                   AMERICAN BUSINESS FINANCIAL SERVICES, INC.

   ANNOUNCES DELISTING OF COMMON STOCK FROM TRADING ON THE NASDAQ STOCK MARKET

        Philadelphia, PA, January 27, 2005 - American Business Financial Services, Inc. (ABFS) (Nasdaq: ABFIQ) announced today that, on January 24, 2005, it received a letter from The Nasdaq Stock Market stating that ABFS' common stock would be delisted from The Nasdaq Stock Market at the opening of business on February 2, 2005 in accordance with Marketplace Rules 4300 and 4450(f). The Nasdaq Stock Market also indicated that, prior to delisting, ABFS' trading symbol would be "ABFIQ" starting from the opening of business on January 26, 2005. On January 21, 2005, ABFS and certain of its subsidiaries filed voluntary petitions for relief under Chapter 11 of the United States Bankruptcy Code. A separate subsidiary filed its petition on January 24, 2005. As a result of these proceedings, ABFS elected not to appeal the decision of The Nasdaq Stock Market.

        Some of the information included in this press release may contain forward-looking statements within the meaning of the federal securities laws. These forward-looking statements can be identified by forward-looking words such as "may," "will," "expect," "intend," "anticipate," "believe," "estimate," "plan," "could," "should" and "continue" or similar words. These forward-looking statements may also use different phrases. These forward-looking statements are not historical in nature and include statements that reflect, when made, ABFS' views with respect to current events and financial performance. All such forward-looking statements are and will be subject to numerous risks, uncertainties and factors relating to ABFS' operations and business environment, many of which are beyond ABFS' control, that could cause actual results to differ materially from any results expressed or implied by such statements. Factors that could cause actual results to differ materially include, without limitation: the ability of ABFS to continue as a going concern; the ability of ABFS to obtain bankruptcy court approval with respect to motions in the Chapter 11 proceeding filed by it from time to time, including the motions filed with ABFS' first day papers to approve, among other things, the debtor-in-possession
(DIP) financing; ABFS' alternatives in the event the bankruptcy court does not grant final approval of the DIP financing; the ability of ABFS to operate pursuant to the terms of the DIP financing; the ability of ABFS to develop, prosecute, confirm and consummate one or more plans of reorganization with respect to the Chapter 11 proceeding; risks associated with third parties seeking and obtaining court approval to terminate or shorten the exclusivity period for ABFS to propose and confirm one or more plans of reorganization, for the appointment of a Chapter 11 trustee or to convert the Chapter 11 proceeding to a Chapter 7 proceeding; potential adverse publicity surrounding the Chapter 11 proceeding; the ability of ABFS to obtain and maintain adequate relationships with vendors and loan brokers and manage relationships with its creditors and other lenders; the ability of ABFS to fund its working capital needs through the expiration of the DIP financing and thereafter; the potential adverse impact of the Chapter 11 proceeding on ABFS' liquidity or results of operations; the ability of ABFS to adequately fund and execute its business plan; the ability of ABFS to attract, motivate and/or retain key employees; potential actions of regulatory authorities which govern ABFS' operations; the outcome of legal proceedings to which ABFS is or may become a party and other risks described in ABFS' reports filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended, including factors described in ABFS' Annual Report on Form 10-K for the fiscal year ended June 30, 2004 and amendments thereto. These statements speak only as of the date of this press release, and ABFS disclaims any intention or obligation to update or revise any forward-looking statements to reflect new information, future events or developments or otherwise, except as required by law. ABFS provides additional information in its filings with the SEC, which readers are encouraged to review, concerning other factors that could cause actual results to differ materially from those indicated in the forward-looking statements.

        Similarly, these and other factors, including the terms of any reorganization plan or other alternative transactions ultimately confirmed, can affect the value of ABFS' existing common stock and/or other equity securities. There has been no determination, and no assurance can be given, as to what values, if any, will be ascribed in the Chapter 11 proceeding to ABFS' existing common stock and/or other equity securities. Accordingly, ABFS urges that the appropriate caution be exercised with respect to existing and future investments in ABFS' common stock and/or other equity securities.

        For further information, contact Sandra Sternberg, Sitrick and Company, 310-788-2850; or Bruce Boyle, Alta Communications, 215-940-4539 or 215-850-4639.